The Joint Project Contract

between

the Chong Qing Branch of Ji Tong Network Communications Co., Ltd.

and

CHENGDU Big Sky Network TECHNOLOGY SERVICE Ltd.

CHAPTER 1

GENERAL PROVISIONS

Article 1.1 Preamble

Ji Tong Network Communication Co., Ltd. is a large Telco permitted by the Chinese Government to operate the Tele communication business nation-wide. Chong Qing Branch of the Ji Tong Network Communication Co., Ltd. is responsible for the business development and the network construction in Chong Qing area. Chengdu Big Sky Network Technology Services Ltd. is a Canadian company headquartered in Chengdu and its main business is to provide high-speed broadband Internet technology services. Based on the spirit of friendly cooperation and mutual development, after discussions and negotiations, both Parties agreed to deploy Internet and value-added business in the Chong Qing area jointly. In accordance with the Contract Law of the People's Republic China, the General Principle of Civil Law of the People's Republic of China, and other related laws and regulations, the Parties concluded the Contract on October 31st, 2001

Article 1.1 Definitions

In this Contract, the following words and expressions shall have the meaning hereby assigned to them, except where the context otherwise requires:

  "Contract" means the Joint Project Contract between the Chong Qing Branch of Ji Tong Network Communications Co., Ltd. and Chengdu Big Sky Network Technology Services Ltd.

  "Joint Project " means the Project of Internet and Value-added Business between the Chong Qing Branch of Ji Tong Network Communications Co., Ltd. and Chengdu Big Sky Network Technology Services Ltd.

  "Working Procedure" means the management and Working Procedure of the Joint Project

  "Accounting Procedure" means the accounting procedure of the joint project.

  "Management Committee" means the Committee that is formed by the representatives appointed by the Parties, in accordance with their respective proportion of the income distribution at the different phases of the Project.

  "Working Group " means the Working Group that is formed under the Management Committee of the Joint Project and is responsible for carrying out the Project. The Working Group reports to the Management Committee.

  "Parties" means the Chong Qing Branch of Ji Tong Network Communications Co., Ltd., (the "Party A") and Chengdu Big Sky Network Technology Services Ltd.(the "Party B").

  "Appendix " means all addendum to the Contract, including but not limited to additional documents, supplemental articles and any detailed procedures. All Appendices is an inseparable part of the Contract, except where the Contract requires an Appendix not to be a part of the Contract.

  "Revenue of Operation " means the Operational Revenue of the Project, including but not limited to the charge for IP phone, equipment lease, installation, monthly network usage, monthly information and the charges for technical services.

  "Total Revenue " means the revenue from all sources, including the Revenue of Operation and all other revenue.

  " Costs" means the costs to maintain the operation of the Project, including the business tax, relevant advertisement cost, staff salaries and agent fees. The advertisement cost and the amount of staff salaries shall be decided by the Parties jointly and be recorded in the Working Procedure of the Project.

  "Project Investment " means the total investment made by Party B, including cash and equipment. Equipment investment requires prior approval of the Management Committee of the Joint Project.

  " Project Assets" means the assets generated from all cash and equipment investment made by Party B and the terms and conditions provided by Party A for the Joint Project.

  "Distributable Cash Flow " means a formula to be applied by Party A to calculate the investment return of Party B. The Distributable Cash Flow equals the Revenue minus the Costs.

CHAPTER 2

PARTIES OF THE JOINT PROJECT

Article 2 The Parties

The Parties to this Contract are as follows:

1. Party A: Chong Qing Branch of Ji Tong Network Communications Co., Ltd.

Registration Place: The People's Republic of China

Legal Address: No. 283 Minsheng Road, Rm. 60601 Business Mansion of the

Chong Qing Guest House, Chong Qing, the People's Republic of China

Legal Representative:

Name: Mr. Xian Fu Ning

Position: Deputy General Manager

Nationality: Chinese

Telephone: 86-2363844167

Fax: 86-2363728108

Party B: Chengdu Big Sky Network Technology services Ltd.

Registration Place: Chengdu, Sichuan Province, the People's Republic of China

Legal Address: Gaofa Building, Chengdu Hi-Tech Industrial Development

Zone

Legal Representative:

Name: Daming Yang

Position: President of Big Sky Network Canada Ltd.

Nationality: Canadian

Telephone: 1-403-708-5962

Fax: 1-403-708-0823

CHAPTER 3

DECLERATIONS AND WARRANTIES

Article 3.1 Party A

Party A hereby declares and warranties as follows:

  Party A is branch of a Project that is duly organized and validly existing with the status of a legal person under the laws of the People's Republic of China. Party A is duly authorized by its parent Project to carry out this Contract.

  The execution and performance by Party A of this Contract and its appendices:

        are within its corporate power and business scope,

        have been duly authorized by necessary corporate resolution,

        do not contravene its Articles of Association and

        do not contravene any law or contractual restriction binding on or affecting Party A.

  Party A owns and controls the bandwidth of its Metro fiber networks, hardware platform to connect the Customer Premises Networks, and the rights to use the bandwidth and the platform for the Joint Project.

  Party A understands and guarantees to act in good faith and shall not relinquish, transfer or permit the transfer the rights to use the bandwidth and the platform to a third party during the term of this Contract. Any Party of this Contract shall not to allow a third party to use the Customer Premises Networks for the purpose of offering the above-mentioned services without the prior written consent of the other Party.

  Party A has obtained the permit and all relevant approval to offer Internet and telephone services in Chong Qing area.

  To invest cash, equipment or material under the Contract to ensure the smooth operation of the Project.

  Party A guarantees to transfer the Party B's entire proportion of the Distributable Cash Flow under the Contract to Party B.

  Upon signing of this Contract and its appendices by the Parties, this Contract is legal, valid, binding and enforceable against Party A in accordance with the terms of the Contract.

Article 3.2 Party B

Party B hereby declares and warranties as follows:

  Party B is a corporation duly incorporated under the laws of the People's Republic of China and existing validly with the status of a legal person to carry out this Contract.

  The execution and performance by Party B of this Contract and its appendices:

        are within its corporate power and business scope,

        have been duly authorized by necessary corporate resolution,

        do not contravene its Articles of Association and

        do not contravene any law or contractual restriction binding on or affecting Party B.

  To invest cash, equipment or material under the Contract to ensure the smooth operation of the Project.

  Upon signing of this Contract and its appendices by the Parties, this Contract is legal, valid, binding and enforceable against Party B in accordance with the terms of the Contract.

  Party B consent to cooperate with Party A's business activities and any cost incurred from such business activities shall be consulted and decided by the Parties jointly.

Article 3.3 Special Terms

  During the term of this Contract, if the relevant laws, regulations and polices are changed and the Party B is allowed to operate as a telecommunication provider legally or to joint in the management and operation of a telecommunication provider legally, Party A consent to allow Party B to gain the right to joint in the management and operation of this Project.

  During the term of this Contract, any relevant laws, regulations and polices are changed to affect the Project negatively, the Parties of this Contract shall consult each other immediately and to modify the Contract accordingly.

CHAPTER 4

THE OBJECTIVE, BUSINESS SCOPE AND

BUSINESS PLAN OF THE PROJECT

Article 4.1 The Objective

The objective of the Project is to provide Internet technology services for data transmission and Internet related business in Chong Qing area. This will be accomplished by economic cooperation and technical exchanges as well as through adopting advanced technology and scientific management expertise, in order to achieve reasonable economic results and ensure a maximum rate of return for both Parties.

Article 4.2 The Principle of Cooperation

The Parties fully agree the following as the principle of cooperation between the Parties:

  The Parties shall invest in the Project jointly; to use each other's equipment and facilities with compensation; Jitong to operate the Project; to enjoy the economic benefits of the Project together; and to take the risks of the Project jointly.

  The Parties shall deploy the Project within the framework of this Contract.

  Party A shall be responsible for the management and operation of this Project. During the term of the Contract, Party B shall be responsible for the equipment upgrading of the Project.

  Party B shall monitor the financing and accounting of the Project and provide necessary financial consultation. The details will be listed in the Accounting Procedure.

  The Parties shall comply with the laws and regulations of the People's Republic of China.

Article 4.3 The Scope of Business

The scope of business of the Project is to develop or build broadband Internet Customer Premises Networks in Chong Qing area, to develop Voice Over IP based on the Customer Premises Networks; to provide broadband Internet technology services which includes the equipment purchasing, designing, installation, operation, maintenance and management of the broadband network platform for broadband data transmission, network based data transmission and value-added business; to develop the application software; and to provide technical, consulting, management and training services.

Article 4.3 The Business Plan

The following sets out a description of the Project's business plan:

  The Project shall be deployed in two stages. The first phase of the first stage of the Project is to start the Project in the core city area and to connect 30,000 to 40,000 households before the end of April of 2002. The penetration rate should not be lower than 15% and attempt to reach 20%. The second phase of the first stage is to connect 100,000 households before the end of April of 2003 and the penetration rate should not be lower than the first phase.

  The second stage of the Project is to connect all other areas of the Metropolitan Chong Qing.

  Party A agrees to use the fiber networks, bandwidth and facilities that are owned and controlled by Party A to connect the Customer Premises Networks; to provide Internet services to customers and other value-added business. The rights to use the bandwidth and the platform for the Joint Project.

  Party A shall be responsible to provide Internet connectivity to the Customer Premises Networks.

  Party A shall be responsible to collect the monthly connection fee and charges for using other value-added services of the Project.

  The Distributable Cash Flow shall be distributed to the Parties monthly in accordance with Article 8.1 of this Contract.

  Upon signing of the Contract, the Management Committee of the Joint Project and the Working Group shall be established at the same time. The Working Group shall start to develop the Working Procedure of the Project. The Working Procedure of the Project shall include the following elements:

    The mode of the Project operation;

    The structure of the Management Committee of the Joint Project;

    The structure of the Working Group ;

    The marketing plan of the Project;

    The time table for equipment selection and purchase, equipment installation and time table to provide services to customers;

    The pricing policy of the Project;

    The Service Agreement of network equipment installation and maintenances;

    The Customer Service Agreement;

    The process of collecting service charges; and

    The Accounting Procedure of the Project.

CHAPTER 5

INVESTMENT AND COOPERATIVE CONDITIONS

FOR THE JOINT PROJECT

Article 5.1 Investment

  The estimated investment for the first stage of the Project is 60 million RMB. The estimated investment for the first phase of the first stage is 16 million RMB and to connect 30,000 to 40,000 households. The estimated investment for the second phase of the first stage is 44 million RMB and to connect 100,000 to 140,000 households. The investment for the second stage shall be discussed and decided be the Parties in the future.

  The unit of currency for the investment shall be RMB.

  All cash investment shall be deposited into a bank account designated by the Management Committee of the Joint Project.

  All investment and the cooperative conditions contributed by the Parties for the Project, whether in cash or in other form, shall be used exclusively for the Project.

  Party B shall invest after the Management Committee of the Joint Project has approved the Investment Plan that prepared by the Working Group in accordance with the Working Procedure of the Project.

Article 5.2 Cooperative Conditions

The cooperative conditions of the Parties are as follows:

  Party A :

    Party A contributes its bandwidth of Chong Qing Metro fiber networks which is owned and controlled by Party A to connect customers to the Internet for Internet services and other value-added business through the Customer Premises Networks of the Project. Party A guarantee that the connections between its Metro Fiber Network and the Customer Premises Networks of the Project.

    Party A has obtained the permit and all relevant approval to offer Internet and telephone services in Chong Qing area.

  Party B:

(1) Party B shall make cash investment to purchase the Customer Premises Networks that has been completed or to construct the Customer Premises Networks. The purchase price shall be approved by the Management Committee.

(2) Party B shall make cash investment to purchase the equipment for the Customers Premises

Networks, including server, router, campus switches and building switches.

(3) During the term of this Contract, any Party of this Contract shall not change or modify the cooperative conditions contributed to the Project or dispose the assets of the Project without prior written consent of the other Party.

Article 5.3 Assignment of Interest, Rights and Obligations

  If a Party (the Transferring Party) to the Contract intends to sell, assign, transfer, wholly or in part, its interest, rights and obligations to a third party, a prior written consent must be obtained from the other Party (the Non-Transferring Party).

  If the Transferring Party desires to sell, assign or transfer, wholly or in part, its interest, rights and obligations to a third party other than a subsidiary of the Transferring Party, the Transferring Party shall secure a binding written offer (the "Third Party Offer") from such third party. The Non-Transferring Party shall have the right (the "First Right of Refusal") exercisable within fifteen (15) days after receiving a copy of the Third Party Offer to purchase the Transferring Party's interest, rights and obligations in the Project on the same terms and conditions as set out in the Third Party Offer. The Non-Transferring Party shall notify the Transferring Party in writing prior to exercise its First Right of Refusal.

  If the Non-Transferring Party exercises its First Right of Refusal within fifteen (15) days after receiving a copy of the Third Party Offer to purchase the Transferring Party's interest, rights and obligations in the Project, the Transferring Party's respective interest, rights and obligations shall be transferred to the Non-Transferring Party on the same terms and conditions set out in the Third Party Offer.

  If the Non-Transferring Party fails to exercise its First Right of Refusal within fifteen (15) days after receiving the notification of the Third Party Offer, the Transferring Party may, provided that the Transferring Party has obtained the prior written consent from the Non-Transferring Party (such consent shall not be withheld unreasonably), sell, assign or transfer, wholly or in part, its respective interest, rights and obligations in the Project to the Third Party pursuant to Article 5.3(1) of this Contract.

  Notwithstanding the foregoing, a Party, after notifying the other Party, may sell, assign or transfer, wholly or in part, its respective interest, rights and obligations in the Project to its Subsidiary. The Parties agree that such assignment shall not require prior consent of the other Party and shall not attach any conditions to such assignment. The Parties also agree that the First Right of Refusal, shall not be applied to such assignment.

  Any sale, assignment or transfer of a Party's interest, rights and obligations in the Project, wholly or in part, under this Article shall not be effective until all necessary Approvals have been obtained.

  Any sale, assignment or transfer of a Party's interest, rights and obligations in the Project, wholly or in part, under this Article shall be within the framework of the laws and regulations of the People's Republic of China.

CHAPTER 6

OBLIGATIONS OF EACH PARTY OF THE CONTRACT

Article 6.1 Obligations of Party A:

  To assist Party B to handle necessary applications for project approval, business registration, business permit, filing and other matters for the Project.

  To assist the Project in matters involving departments or agencies of the government.

  To assist the Project in obtaining necessary access to the telecommunication Network of Chong Qing for the Project.

  To construct and manage the daily operation of the Project.

  To assist the Party B in applying for and obtaining of the maximum tax benefit, under the tax policies and regulations of the People's Republic of China, of all permitted reductions in, or exemptions from, the income tax, withholding tax, import duties, value-added tax, business and consumption tax, local tax, real estate tax, vehicle tax or any other tax reductions, rebates or exemptions to which the Project is currently entitled or may become entitled in the future;

  To assist the Project to rent work site and office space;

  To assist the Project in purchasing or leasing any necessary equipment, material, office supplies, tools of transportation and Tele communication facilities, etc;

  To assist the Project in getting the utilities for business operation, such as water, electricity, transportation, etc.

  To provide the management, technical and other personnel required from the Project.

  To facilitated Party B to implement the Contract and supervise its investment.

  To Provide Party B with a list of networks and equipment to be used by the Project within fifteen (15) days after signing of this Contract.

  To assist the Project, with the best effort, to promote its business.

  To assist with other matters that entrusted by the Project.

Article 6.2 Obligations of Party B:

  To assist Party A to handle applications for business registration and other matters for the Project

  To apply advanced scientific management system and assist the Project to develop its financial planning and reporting systems,;

  To assist Party A to handle matters involving departments or agencies of the government.

  As entrusted by the Management Committee of the Project or Party A to select necessary equipment, technology, parts, software and other related materials from the international market. The costs incurred in performing the aforementioned duties shall be paid by the Project.

  To train the technical personnel and employees of the Project at the Project's cost.

  To assist the Project, with the best effort, to promote its business.

  To assist with other matters that entrusted by the Project.

  Article 6.3 Obligations of Both Parties

  The mutual Obligations of the Parties:

        Making their respective contributions to the Project pursuant to Article 5.2;

        To use their best efforts and in good faith:

    To reach the penetration rate set up by the Management Committee of the Project and achieve the economic viability and profitability of the Project;

    To expand the market of the Project by increasing the number of subscribers in order to maximize the revenue of the Project;

    To protect the goodwill, the trademarks, patented and non-patented technology and intellectual property of the Project from infringement.

    No party shall mortgage, pledge or permit any liens on any property of the Project without prior approval of the Parties and the written approval of the Management Committee of the Project;

    No party shall borrow from or lend money to or provide guarantee in the name of the Project without prior approval of the Parties and the written approval of the Management Committee of the Project.

CHAPTER 7

INCOME DISTRIBUTION

Article 7.1 Income Distribution

After the Project pays all taxes as required by applicable laws and regulations of the People's Republic of China, the Distributable Cash Flow shall be distributed as follows:

		Party A	Party B
First Part	(2001-2007):	41%	59%
Second Part	(2008-2013):	65%	35%

Article 7.2

The accounting system of the Project shall be independent from Party A's accounting system and keep a separate set of books for the Project.

CHAPTER 8

MANAGEMENT COMMITTEE OF THE PROJECT

Article 8.1 Establishment of The Management Committee

The Management Committee of the Project is the highest authority of the Project. The Management Committee of the Project shall be established on the date of signing of this Contract.

The Management Committee shall have all the powers to make major decisions concerning the management and other impotent matters of the Project. The Management Committee is also responsible to make strategic business decisions of the Project.

The Management Committee shall be consisted of five (5) members that appointed by the Parties. The term of the membership is three (3) years. The term of membership may be renewed if their respective Parties continuously appoint the member. The distribution of the members shall be as follows:

		Party A	Party B
First Part	(2001-2007):	2	3
Second Part	(2008-2013):	3	2

The powers, procedures, requirements and other matters relating to the Management Committee are set out in the Working Procedure of the Project. If there is a conflict, the Working Procedure of the Project shall prevail.

Article 8.2 Meeting of the Management Committee and its Quorum

The Management Committee shall convene at least one meeting every six months. At any meeting, a quorum shall consist of at least four (3) members, of which not less than one (1) member is appointed by Party A and one (1) member is appointed by Party B, attending the meeting in person, by proxy or by telephone. The Chairperson of the Board must call a meeting upon the request of any three members. For matters which would otherwise require to be approved by a meeting of the Management Committee, a written resolution, In lieu of a meeting of the Management Committee, may be adopted by the Management Committee if such resolution is sent to all members of the Management Committee and to be signed and adopted by the number of members required to make such decision as stipulated in the Working Procedure of the Project. A notice shall be deemed to be waived by attending the Board meeting in person, by proxy or participating the meeting by telephone or video conference.

Article 8.3 Powers of the Management Committee

The Management Committee may exercise all of the powers belonging to the Project. Except specifically stipulated in the Contract hereof. All actions taken by the Management Committee shall require approval by simple majority of the members at the meeting at which a quorum is present.

Article 8.4 Minutes of the Management Committee

The minutes of the Management Committee meeting shall be confirmed and signed by the members attending the meeting and shall be filed with the Project.

CHAPTER 9

MANAGEMENT AND OPERATION OF THE PROJECT

Article 9.1 The Operation and Management and

The Project shall establish the Working Group which shall be responsible for the day-to-day operation and management of the Project

.

CHAPTER 10

CONFIDENTIALITY

Article 10.1 Confidentiality

1. During the term of this Contract and three(3) years following the termination of this Contract, No Party to this Contract shall, nor shall it permit any of its employees, to divulge to any person any confidential information, including the confidential information before and after signing of this Contract and the confidential information developed or acquired by either Party during the term of the Project. The confidential information including, but not limited to business plan, financial plan or information, customer information, technical secrets, intellectual property, sells plan and activities, and product marketing information.

2. Notwithstanding anything in this Agreement to the contrary, Confidential information shall not include any information which:

  at the time of disclosure to the Receiving Party is known by the Receiving Party.

  becomes publicly available in the future. However, it is not a result of a disclosure made directly or indirectly by the Receiving Party.

  as available to the Receiving Party on a non-confidential basis from a third party .

  has been independently acquired or developed by the Receiving Party without violating any of its obligation under this Contract.

  has been agreed to be disclosed to a third party by a written consent of the disclosing party.

3. The confidential information can only be disclosed under the following circumstances:

  In the event that a Party to the Contract becomes legally compelled to disclose any of the confidential information of the other Party;

  To seek order of the product, to complete a service agreement, to obtain a bank loan or financing;

  The confidential information is available to the public through means that not violating any obligation under this Contract by the Parties.

  A Party to this Contract disclose to its technical consultant who has signed a confidentiality agreement.

CHAPTER 11

TAXES, FINANCE, AUDIT, STATISTICS

Article 11.1 Taxation

The Project shall pay taxes in accordance with the laws and regulations of the People's Republic of China.

Article 11.2 Accounting

The accounting system of the Project shall be independent from Party A's accounting system and keep a separate set of books for the Project.

Article 11.3 Reports

Party A shall submit the necessary financial reports to the relevant authorities in accordance with the regulations of the People's Republic of China.

CHAPTER 12

TERM OF THE CONTRACT

Article 12.1 Term of the Contract

The term of the Contract is twelve (12) years. The establishment of the Project shall start from October 2001 and to be terminated at the end of October 2013. A Party may file a request to extend the Contract one hundred and eighty (180) days prior to the termination of this Contract.

CHAPTER 13

THE DISPOSAL OF ASSETS AFTER

EXPIRATION OF THE CONTRACT

Article 13.1 Committee of Liquidation

Upon expiration of this Contract, the Project shall liquidate the assets, credit and debt. The liquidation shall be carried out by a Committee of Liquidation in accordance with the terms of the Contract and the relevant laws and legal procedures. A Committee of Liquidation shall be consisted of representatives appointed by the Parties

Article 13.2 Assets Distribution

Upon early termination or expiration of this Contract, the Project's assets after the liquidation shall be settled in accordance with the Law of the People's Republic of China on Chinese and Foreign Contractual Joint Ventures:

  All Project's fixed assets and capital shall be turned to Party A upon the expiration of the Contract;

  Upon early termination of the Contract, after paying in full of the debts of the Project, the Liquidation Committee shall distribute the remaining assets ( except the ownership and the right of use of the Network) in accordance with the profit distribution ratios stipulated in Chapter 7 hereto as of the liquidation date. After the liquidation, Part A has the pre-emptive right to purchase the remaining equipment.

CHAPTER 14

MODIFICATION AND

TERMINATION OF THE CONTRACT

Article 14.1 Modification

The modification of the Contract, pledge of the corporate assets, merge or split of the Project, discontinuation or dissolution of the Project, amalgamation with other economic organization or any other important matters shall be unanimously agreed by all members of the Management Committee and be recorded by writing.

The following matters shall be agreed unanimously by the members of the Management Committee:

1. To mortgage assets of the Project for a loan;

2. To pledge or permit any liens on any properties of the Project;

3. To set up a subsidiary of the Project;

4. To make an important business decision;

5. To make an important investment;

6. To purchase a major equipment;

7. To approve the Project budget and quarterly investment plan.

Article 14.2 Early Termination

If the Project is unable to fulfill the Contract or to continue the operation due to heavy loss in successive years, or as a result of Force Majeure, Chinese law and policy change, the change of governmental administrative activities, the Contract can be terminated before the expiration of the Contract only after consultation between the Parties.

Article 14.3 Termination

If the Project is unable to continue its operations or achieve the objectives stipulated in this Contract due to that one of the contracting Parties fails to perform the obligations under the Contract and the Articles of Incorporation, or breaches the Contract and the Articles of Incorporation (particularly the provisions of Chapter 3 of this Contract), that Party shall be deemed as having unilaterally terminated the Contract. The other Party shall have the right to terminate the Contract in accordance with the provisions of the Contract and to claim damages. If the Parties agree to continue to operate the Project, the Party that failed to perform the obligations under the Contract shall be liable for the losses thus caused to the Project.

CHAPTER 15

LIABILITIES FOR BREACHING OF CONTRACT

Article 15.1 Failure to provide Conditions of the Cooperation

If a Party fails to provide the cooperative conditions, the Party shall be liable for breaching the Contract and pay the other Party a penalty equal to the bank yearly interest set up by the People's Bank of China and a cash penalty equal to 0.5% of the value of the investment per day. If the breaching Party fails to remedy such material breach within ninety (90) days after receiving a written notice of the breach from the other Party, the breaching Party shall continue to pay the penalty to the other Party. In addition to the penalty, the other Party shall have the right demanding to terminate the Contract and claim the total damage caused by the breach.

CHAPTER 16

FORCE MAJEURE

Article 16.1 Force Majeure

Should either of the Parties to the Contract be prevented from performing the Contract by Force Majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented Party shall notify the other Party by cable without any delay, and within fifteen (15) days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization at where the Force Majure happens for explaining the reason of its inability to perform or delay the performance of all or part of the Contract. Both Parties shall, through consultations, decide whether to continue the Contract, terminate the Contract, to delay the performance of the Contract, to release from the obligations of the Contract, or to release from part of the obligations of the Contract according to the effects of the events on the performance of the Contract.

CHAPTER 17

APPLICABLE LAW

Article 17.1 Applicable Law

The formation of this Contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the relevant laws of the People's Republic of China.

Article 17.2

If changes are made to the current laws, regulations or policies of the People's Republic of China applicable to this Contract to provide more favourable conditions for the achievement of the objectives of the Parties, the Parties shall negotiate in good faith to amend this Contract so that the Parties can benefit from the favourable conditions to the greatest extent possible.

Article 17.3

If changes are made to the laws, regulations or policies of the People's Republic of China at any time that cause the economic interests of any Party to suffer a material adverse effect, the Parties shall negotiate in good faith to amend this Contract and/or the operations of the Project to remove or mitigate such material adverse effect as soon as possible and to the greatest extent possible.

CHAPTER 18

SETTLEMENT OF DISPUTES

Article 18.1 Consultation

Any disputes or differences between the Parties arising out of or in connection with this Contract or as to rights or obligations hereunder shall initially be referred to the legal representatives of Party A and Party B for resolution to the satisfaction of the Parties, if possible. The legal representative of the Parties may, if they so desire, consult outside experts for assistance in arriving at a resolution. Such persons shall make a bona fide attempt, through friendly negotiation, to settle amicably any such dispute or difference within 30 days after its submission and, if unable to do so, the dispute or difference may be referred by any of them to Arbitration.

Article 18.2 Arbitration

              Any dispute arising out of or in connection with this Contract, including any question regarding its existence, validity or termination or as to rights or obligations of the Parties hereunder which is not settled by friendly consultation pursuant to Article 18.1 shall be referred to and finally resolved by arbitration in Beijing in accordance with the Arbitration Rules of the Beijing International Arbitration Centre for the time being in force which rules are deemed to be incorporated by reference into this Article.

              The Arbitral Tribunal shall consist of three (3) arbitrators. Each Party shall appoint an equal number of arbitrators. The chief arbitrator shall be appointed by the Parties jointly. If the Parties are unable to agree upon the appointment of the chief arbitrator, then the Parties shall entrust the Chairman of International Arbitration Centre to appoint the chief arbitrator. The arbitration is final and binding on the Parties.

              During the process of Arbitration, the performance of this Contract shall be continued, except the portion that is in dispute.

              The Chinese and English languages shall both be used in the arbitral proceedings. Unless otherwise agreed by the Parties, all hearing materials, statements of claim or defense, award and the reasons supporting it shall be written in both Chinese and English languages.

Article 18.3 Operation of the Project

Pending for the resolution of any dispute or difference submitted to the legal representatives of the Parties pursuant to Article 18.1 or to arbitration pursuant to Article 18.2, the Project shall continue to conduct its business activities in accordance with the business plans of the Project then in effect.

CHAPTER 19

LANGUAGE

Article 19.1 Language

The Contract shall be written in Chinese and English languages. Both languages have equal legal authority and effect. Should there be a conflict between the two versions, the spirit and the objectives of the Contract shall be the guiding principle to interpret the Contract.

CHAPTER 20

EFFECTIVENESS OF THE CONTRACT

AND MISCELLANEOUS

Article 20.1 Appendices

The appendices (including the Working Procedure of the Joint Project)drawn up in accordance with the principles of this Contract are an integral part of this Contract.

Article 20.2 Headings

The headings of the Articles of this Contract are for convenience of reference only and shall not be deemed or construed as in any way limiting or extending the language of the provisions to which such headings may refer.

Article 20.3 Effective Date

This Contract and its appendices shall come into force on the date of signing by the Parties.

Article 20.4 Notice

Should notices in connection with any Party's rights and obligations be sent by either Party A or Party B by telegram, telex, email or fax, etc., the written notices shall be also required afterwards. Such written notices shall be delivered by postal services, and be considered to be received by the Party in ten (10) business days from the date of postmark. The legal address of Party A and Party B listed in this Contract (or such other address as either Party may notify the other Party in writing) shall be the postal addresses.

Article 20.5 Severability

If any provision of this Contract becomes fully or partly invalid, illegal or unenforceable in any respect for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Contract shall not in any way be affected or impaired thereby.

Article 20.6 Original Copies

This Contract is executed in Chinese and English versions and in four (4) original counterparts each of which shall have equal effect in law. Each Party shall keep two (2) copy of the original Contract.

IN WITNESS WHEREOF, the Parties hereto have signed this Contract as of October 31, 2001. .

Party A:	Party B:
THE CHONG QING BRANCH OF JI TONG NETWORK COMMUNICATIONS CO., LTD.	CHENGDU BIG SKY NETWORK TECHNOLOGY SERVICE LTD.
Legal Representative	Legal Representative
/s/ Xian Fu Ning Xian Fu Ning Deputy General Manager [Seal]	/s/ Daming Yang Damian Yan President [Seal]